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                                EXHIBIT d.(xvii)

          Form of Amendment Number 6 to Investment Management Agreement
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                              AMENDMENT NUMBER 6 TO
                         INVESTMENT MANAGEMENT AGREEMENT

        Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund except as stated below.

         The advisory fee for the five new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

         The Hartford MidCap Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     0.85%
         Next $500 million                                      0.75%
         Amount over $1 billion                                 0.70%


         The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     1.00%
         Next $500 million                                      0.90%
         Amount over $1 billion                                 0.85%

         The Hartford Large Cap Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     0.80%
         Next $500 million                                      0.70%
         Amount over $1 billion                                 0.65%

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.
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         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2001.

HARTFORD INVESTMENT FINANCIAL                   THE HARTFORD MUTUAL FUNDS, INC.
SERVICES COMPANY                                on behalf of:
                                                The Hartford Large Cap Value Fund
                                                The Hartford MidCap Value Fund
By:                                             The Hartford International Capital
    -----------------------------------         Appreciation Fund
     David M. Znamierowski                      The Hartford International Small
     Senior Vice President, Investments         Company Fund
                                                The Hartford Focus Growth Fund


                                                By:
                                                   -------------------------------
                                                    David M. Znamierowski
                                                    President